UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Inspire Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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April 22, 2005

To Our Stockholders:

You are most cordially invited to attend the 2005 Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. at 9:00 a.m., local time, on Friday, June 10, 2005, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547. Please contact the company by telephone at (919) 941-9777, extension 219, for more specific details regarding the venue for the meeting.

The enclosed Notice of Annual Meeting of Stockholders and proxy statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Christy L. Shaffer, Ph.D.

Chief Executive Officer

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2005

Dear Stockholders:

The Annual Meeting of the Stockholders of Inspire Pharmaceuticals, Inc. will be held on June 10, 2005, at 9:00 a.m., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547, to:

(1)	Elect two directors to serve until the Annual Meeting of the Stockholders to be held in 2008 and until their successors have been duly elected and qualified;

(2)	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005;

(3)	Consider and vote upon a proposal to ratify and approve the adoption of our 2005 Equity Compensation Plan; and

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 11, 2005 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder during ordinary business hours at our executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

Barry G. Pea

Executive Vice President, Corporate Development,

General Counsel and Secretary

Durham, North Carolina

April 22, 2005

INSPIRE PHARMACEUTICALS, INC.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

PROXY STATEMENT

General

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Inspire Pharmaceuticals, Inc., a Delaware corporation, for use at our 2005 Annual Meeting of Stockholders, the Annual Meeting, and at any continuation or adjournment thereof. The Annual Meeting will be held on June 10, 2005, at 9:00 a.m., at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547.

We maintain principal executive offices at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 26, 2005. Our Annual Report for 2004, including financial statements for the year ended December 31, 2004, is being mailed to stockholders at the same time.

Stockholders Entitled To Vote

Holders of shares of our common stock of record at the close of business on April 11, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the Annual Meeting. On the record date there were 42,066,643 shares of our common stock outstanding. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting.

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

How To Vote

If you are a stockholder of record (i.e., a stockholder who holds shares in one’s own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If your shares are held in the name of a bank, broker or other holder of record (that is, “street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of Inspire. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are Inspire stockholders may be householding our proxy materials. In such circumstance, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies upon written or oral request directed to Jenny Kobin, Senior Director of Investor Relations, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466; telephone (919) 941-9777. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Stockholder Proposals

To be included in our proxy statement and proxy card for the 2006 Annual Meeting of Stockholders, a stockholder proposal must be received by us on or before December 23, 2005. Proposals should be directed to the attention of Barry G. Pea, Executive Vice President, Corporate Development, General Counsel and Secretary at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466.

In addition, if a stockholder wishes to present a proposal at our 2006 Annual Meeting of Stockholders which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal by March 8, 2006. If we do not receive timely notice of such a stockholder proposal, we will retain discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal by proxy.

Stockholder Communication with the Board of Directors

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to The Board of Directors, Inspire Pharmaceuticals, Inc., at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 or by sending an email to BoardOfDirectors@inspirepharm.com. This information is also contained on our website at www.inspirepharm.com. It is also our policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting. All but one of our directors attended our 2004 annual meeting of stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, two directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2008 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Kip A. Frey and Kenneth B. Lee, Jr.

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of an equal number of directors. There are currently five members of the Board of Directors. Class A consists of Christy L. Shaffer, Ph.D. and Richard S. Kent, M.D., whose terms will expire at the Annual Meeting of Stockholders in 2007. Class B consists of Mr. Frey and Mr. Lee, whose terms will expire at the Annual Meeting. Class C consists of William R. Ringo, Jr.

whose term will expire at the Annual Meeting of Stockholders in 2006. The Corporate Governance Committee of the Board of Directors has nominated, and the Board of Directors has ratified, the nomination of Kip A. Frey and Kenneth B. Lee, Jr., for election at the Annual Meeting as Class B directors, whose terms will expire at the Annual Meeting of Stockholders in 2008.

The Corporate Governance Committee will consider director candidates recommended by our stockholders. In order to be considered by the Corporate Governance Committee, a stockholder must submit in writing information regarding the stockholder and the recommended candidate to the Corporate Governance Committee, Attention: Chairperson, c/o Inspire Pharmaceuticals, Inc. – Secretary, 4222 Emperor Boulevard, Suite 200, Durham, NC 27703-8466. The information must be sent by registered mail or certified mail, return receipt requested. To be considered for Inspire’s 2006 annual meeting of stockholders, such information must be submitted by December 23, 2005 and should include at least the following information: the name, age, business address and residence address of the proposed candidate; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the stockholder and proposed candidate. The recommending stockholder should also include complete contact information with regard to him or herself, indicate the number of shares of our common stock owned by the stockholder, and indicate whether the person recommended as a candidate consents to being named in the proxy statement as a nominee for director.

The following criteria have been identified by the Corporate Governance Committee, and adopted by the Board, to guide the Corporate Governance Committee in selecting Board nominees:

1. Directors should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of Inspire;

2. The Corporate Governance Committee should generally seek current and/or former executive officers and/or directors of companies and leaders of major organizations, including scientific, government, educational and other non-profit institutions;

3. The Corporate Governance Committee should seek directors who are recognized as leaders in the fields of pharmaceuticals and biotechnology, particularly those areas of research, development and commercialization undertaken by Inspire, including those who have received awards and honors in their field;

4. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

5. Directors should generally not serve on the board of directors of more than six publicly traded companies and should have sufficient time to devote to Inspire;

6. Directors should understand the duties required of directors to the stockholders of Inspire;

7. At least two-thirds of the directors on the Board should be “independent” as defined by The Nasdaq Stock Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

8. Each director should have the ability to exercise sound, independent business judgment.

The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a stockholder. Candidates may come to the attention of the Corporate Governance Committee through current directors, stockholders or other persons. These candidates are evaluated at meetings of the Corporate Governance Committee and, subject to the timing details included above for consideration at our 2006 annual meeting, may be considered at any point during the year.

As a result of the recent death of our prior Chairman of the Board, Dr. Leigh Thompson, and the departure of Dr. Gary D. Novack, there are presently two vacancies amongst our Class C directors. The Corporate

Governance Committee is actively considering director candidates to fill the two Class C director vacancies. The committee has identified several candidates and has initiated interviews with candidates to fill the vacancies for the remainder of the applicable current Class C term, which will expire at the annual meeting of stockholders in 2006.

Set forth below is certain information about the nominees and those members of our Board of Directors whose terms will extend beyond the Annual Meeting, including their name, age and current positions:

Name	Age	Position
Kip A. Frey(1)(3)	46	Director and Nominee
Richard S. Kent, M.D.(2)(3)	55	Director
Kenneth B. Lee, Jr.(1)(2)(3)	57	Chairman of the Board and Nominee
William R. Ringo, Jr.(1).	59	Director
Christy L. Shaffer, Ph.D.	47	Chief Executive Officer and Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance Committee

If the enclosed proxy is properly executed and received in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected.

Set forth below is biographical information for each member of the Board of Directors, including a summary of their background and principal occupations. If elected, each nominee would serve until the Annual Meeting of Stockholders in 2008 and until his successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Kip A. Frey has served as a director since June 2002, is a member of our Audit Committee and the Chairman of our Corporate Governance Committee. Since 2001, he has been a Partner with Intersouth Partners, one of the oldest and largest venture capital firms in the southeast. Mr. Frey is also currently a Professor of the Practice in Entrepreneurial Management & Law at Duke University, where he has taught since 1998, with joint appointments from the Fuqua School of Business and Duke Law School. He served as 2001-2002 Chairman of the Council for Entrepreneurial Development in Research Triangle Park, N.C. Mr. Frey was the Vice President and General Manager of Dynamic Commerce Applications for Siebel Systems from 2000 until 2001. Between 1998 and 2000, he served as the President and Chief Executive Officer of OpenSite Technologies, Inc., a software company acquired by Siebel Systems in May 2000. Over the past five years, Mr. Frey has been the leader and architect of three of Research Triangle Park’s most notable entrepreneurial ventures, Ventana Communications Group, Accipiter, Inc. and OpenSite. He is a member of the Board of Directors of the Raleigh Chamber of Commerce, the Council for Entrepreneurial Development, Duke Law School’s Board of Visitors, and several local civic and charitable organizations. In 1999, Digital South Magazine named him the Southeast’s top CEO. Mr. Frey is a Phi Beta Kappa graduate of the University of Southern California Film School and of Duke Law School.

Richard S. Kent, M.D. has served as a director since June 2004, is a member of our Corporate Governance Committee and has been the Chairman of our Compensation Committee since September 2004. Since 2002, Dr. Kent has also served as the President and CEO of Serenex, Inc. and served as President and CEO of Ardent Pharmaceuticals, Inc. from 2001 until joining Serenex. In total, Dr. Kent has more than 20 years of global pharmaceutical experience, including serving as Senior Vice President, Global Medical Affairs, and Chief

Medical Officer of GlaxoSmithKline. Prior to GlaxoSmithKline, Dr. Kent held senior positions at Glaxo Wellcome Inc. and Burroughs Wellcome Co. At Glaxo Wellcome, he was Vice President, U.S. Medical Affairs and Group Medical Director, from 1998 through 2001, in addition to serving on the Board of Directors of Glaxo Wellcome and other senior level operating committees responsible for directing the development and commercialization of the company’s products. Prior to such time, at Burroughs Wellcome, he was International Director of Medical Research. Dr. Kent has supervised dozens of Investigational New Drug Applications and over 20 successful New Drug Applications (and equivalent submissions in Europe and the rest of the world) in a wide range of therapeutic areas including CNS, Antivirals, HIV, Respiratory, Gastrointestinal, Anesthesia/Critical Care, Cardiovascular, and Oncology. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his medical degree from the University of California, San Diego. He completed his medical training at Harvard (Peter Bent Brigham Hospital), Stanford University Medical Center and Duke University Medical Center, and was a member of Duke University’s medical faculty. He is board certified in both internal medicine and cardiology.

Kenneth B. Lee, Jr. has served as a director since September 2003 and as Chairman of the Board since February 2005. He is a member of our Compensation Committee, a member of our Corporate Governance Committee, the Chairman of our Audit Committee and serves as our Audit Committee Financial Expert. He served as our Vice-Chairman of the Board from March 2004 to January 2005. Mr. Lee has over 30 years of experience with technology-based companies. He is a former Ernst & Young Partner, where he was employed for 29 years, and was instrumental in the founding and successful development of the Ernst & Young life science practice in the San Francisco Bay Area. Mr. Lee is currently a General Partner with Hatteras BioCapital, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. Prior to that, he served as President of A.M. Pappas & Associates, LLC, a venture capital concern. He serves on the boards of three other public companies: Abgenix, Inc., CV Therapeutics, Inc. and POZEN Inc. During his tenure with Ernst & Young, he co-founded the National Conference on Biotechnology Ventures, the International Strategic Partnering Conference and the Palo Alto Center for Strategic Transactions. Mr. Lee received a Bachelor of Arts degree from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

William R. Ringo, Jr. has served as a director since June 2003 and is a member of our Audit Committee. Mr. Ringo has over 30 years of leadership experience in the pharmaceutical industry. Since August 2004, he has served as the President and CEO of Abgenix, Inc. He is also a founding member of Pearl Street Venture Funds, which was founded in 2000. From 1973 until his retirement in 2001, Mr. Ringo served in a variety of senior roles at Eli Lilly and Company, most recently as President of Oncology and Critical Care Products. During his tenure at Eli Lilly, Mr. Ringo also served as President of Internal Medicine Products and President of the Infectious Disease Business Unit, and held senior positions in sales, marketing and business planning. Mr. Ringo currently serves as a Director of Abgenix and InterMune, Inc. Mr. Ringo received a B.S. in Business Administration and Management and an M.B.A. from the University of Dayton.

Christy L. Shaffer, Ph.D., has served as our Chief Executive Officer and as a director since January 1999 and previously served as our President, as well as CEO, from January 1999 through June 2002. Dr. Shaffer joined us in June 1995 as our first full-time employee, Director, Clinical Operations. She was promoted to Senior Director, Development in June 1996 and to Vice President, Development and Chief Operating Officer in January 1998. Dr. Shaffer has over 15 years of experience in drug development within the pharmaceutical industry. She previously served in a variety of positions in the clinical research division of Burroughs Wellcome Co. including International Project Leader for cardiopulmonary programs. She served as the Associate Director of pulmonary research in the department of pulmonary/critical care medicine at Burroughs Wellcome immediately prior to joining Inspire in June 1995. Dr. Shaffer coordinated several IND submissions and one NDA submission at Burroughs Wellcome. Dr. Shaffer received a Ph.D. in pharmacology from the University of Tennessee and completed two years of postdoctoral training in cardiovascular research in the Biochemistry Department at the Chicago Medical School before her one-year postdoctoral appointment at the University of North Carolina at Chapel Hill.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

DIRECTOR COMPENSATION

Prior to 2003, directors received no cash compensation for their services as directors or as members of committees. In 2003, the Board of Directors adopted a compensation policy. Under the policy, all non-employee directors received the following compensation: (i) $15,000 annually; (ii) $2,500 per in-person Board meeting; and (iii) a stock option grant in the amount of 30,000 shares for all directors elected to a three year term. In addition, directors who served on the Audit Committee and the Chairman of the Board received the following compensation: (i) $10,000 annually; and (ii) a stock option grant in the amount of 10,000 shares. All stock options under the policy vest 1/36th per month until fully vested at the end of 3 years.

In March 2004, the Board of Directors amended and restated the Director Compensation Policy. All cash compensation provisions of the revised policy were effective as of April 1, 2004 and all stock option grant provisions were effective as of June 10, 2004, the date of the 2004 Annual Meeting of Stockholders. Under the revised policy, all non-employee directors receive: (i) $25,000 annually; (ii) a stock option grant in the amount of 20,000 shares upon election to a three year term which will vest as follows: 10,000 shares in year one (1/12th per month), 5,000 shares in year two (1/12th per month) and 5,000 shares in year three (1/12th per month); and (iii) a stock option grant in the amount of 10,000 shares will be granted to each director serving as such at the time of each annual meeting to vest 1/12th per month. Each director who serves on the Audit Committee receives the following compensation: (i) $10,000 annually; and (ii) a stock option grant in the amount of 4,000 shares to vest 1/12th per month. Each non-employee director who serves on the Compensation Committee or the Corporate Governance Committee receives the following compensation with respect to each committee: (i) $5,000 annually; and (ii) a stock option grant in the amount of 2,000 shares to vest 1/12th per month.

In addition, the Chairman of the Board receives: (i) $25,000 annually to cover general availability for consultations and communications with Inspire’s senior management, and to work closely with the Chief Executive Officer of the company on key matters affecting the company; and (ii) a stock option grant in the amount of 4,000 shares to vest 1/12th per month. Finally, the director, if any, who serves as the Vice-Chairman of the Board receives: (i) $5,000 annually to cover general availability for consultations and communications with Inspire’s senior management, and to work closely with the Chairman of the Board and Chief Executive Officer of the company on key matters affecting the company; and (ii) a stock option grant in the amount of 2,000 shares to vest 1/12th per month.

In June 2004, pursuant to the Director Compensation Policy then in effect, we granted an option to purchase (i) 20,000 shares to all newly elected directors; (ii) 10,000 shares to each director serving at the time of such annual meeting; (iii) 4,000 shares to each director serving on the Audit Committee; (iv) 2,000 shares to each director serving on the Compensation Committee and/or the Corporate Governance Committee; (v) 4,000 shares to the Chairman of the Board; and (vi) 2,000 shares to the Vice-Chairman of the Board. The June 2004 options have an exercise price of $16.76 per share.

In September 2004, the Board of Directors further amended and restated the Director Compensation Policy to include cash compensation of $3,500 per day for any member of the Board of Directors who attends and participates in Inspire’s Science Day. Payments were made for one such Science Day in 2004.

In accordance with the Director Compensation Policy, in September 2004, we granted an option to purchase 1,500 shares to Dr. Kent, who was elected to fill the remainder of a term on the Compensation Committee, with an exercise price of $15.83 per share. In February 2005, we granted options to purchase an aggregate of 2,001 shares, with an exercise price of $8.43 per share, to Mr. Lee, who was elected to fill the remainder of a term as Chairman of the Board and as a member of the Corporate Governance Committee.

All option grants made pursuant to the amended Director Compensation Policy cease to vest if the director resigns from the Board, or the applicable Committee or position or otherwise ceases to serve, unless the Board determines that the circumstances warrant continuation of vesting. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings and for one conference or seminar per calendar year which relates to their performance on the Board.

MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2004, there were eight meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board and its Committees. The Board has established an Audit Committee, a Corporate Governance Committee and a Compensation Committee.

The members of the Audit Committee are Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo. Messrs. Lee, Frey and Ringo are “independent” as defined by the current rules under the listing standards of the NASD and the applicable rules of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Lee is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission. Pursuant to guidelines established by a written charter adopted by the Board in March 2004, the Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is consistent application of generally accepted accounting principles, and that there is compliance with management’s policies and procedures. The Board has adopted a Code of Ethics and Conduct Relating to Financial Affairs which is located on our website at www.inspirepharm.com. In performing these functions, the Audit Committee meets periodically with the independent registered public accounting firm (including meeting in an executive session without management present) and management to review their work and confirm that they are properly discharging their respective responsibilities. The Audit Committee met seven times during 2004. The Audit Committee Report is included below.

The Corporate Governance Committee currently consists of Mr. Frey, as chairperson, Mr. Lee and Dr. Kent, all of whom are “independent” as defined by the current rules under listing standards of the NASD and the applicable rules of the Securities and Exchange Commission. Dr. W. Leigh Thompson also served as a member of the Corporate Governance Committee until he passed away on February 11, 2005. The Corporate Governance Committee identifies individuals qualified to become members of the Board, reviews the qualifications of candidates and selects the director nominees for each annual meeting of stockholders. The Corporate Governance Committee also develops and recommends to the Board corporate governance principles, plans for and assists in the transitioning of directors on to and off of the Board, provides a review function for members of the Board, helps prepare for management succession, and leads the Board in complying with its corporate governance principles. A copy of the Corporate Governance Committee Charter is located on our website at www.inspirepharm.com. The Corporate Governance Committee met four times during 2004.

The Compensation Committee currently consists of Dr. Kent, as chairperson, and Mr. Lee. Dr. W. Leigh Thompson also served as a member of the Compensation Committee until he passed away on February 11, 2005. The Compensation Committee considers compensation of our executive officers and directors and considers, reviews and approves issues and matters concerning the compensation of directors and employees and the objectives and policies instituted by the Board of Directors. The Compensation Committee met six times in 2004. The Compensation Committee Report is included below.

AUDIT AND OTHER FEES

The independent registered public accounting firm of Inspire during the fiscal year ended December 31, 2004 and 2003 was PricewaterhouseCoopers LLP. The fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2004 and 2003 were as follows:

	2004	2003
Audit fees	$177,500	$78,500
Audit-related fees	69,500	69,000
Tax fees	36,500	10,000
Other fees and services	1,500	1,400

Total fees and services	$285,000	$158,900

Audit Fees

The fees for audit services by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were $177,500 and $78,500, respectively. These fees relate to services rendered for the audit of Inspire’s annual financial statements, review of the quarterly financial statements, and the 2004 Sarbanes-Oxley Section 404 attestation.

Audit-Related Fees

The fees for audit-related services by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were $69,500 and $69,000, respectively. These fees relate to services rendered in connection with our Form S-3 filings with the Securities and Exchange Commission.

Tax Fees

The fees for tax services by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were $36,500 and $10,000, respectively. These fees related to recurring and non-recurring tax services.

All Other Fees

The fees for other services by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were $1,500 and $1,400, respectively. These fees were paid for online access to a database service.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services to be provided by PricewaterhouseCoopers LLP and considers whether any nonaudit services would be of a size or nature that would impair the independence of PricewaterhouseCoopers LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission, for inclusion in this proxy statement.

The Audit Committee of the Board of Directors, which consists of Mr. Lee, as chairperson, Mr. Frey and Mr. Ringo, reviews the results and scope of the annual audit and the services provided by PricewaterhouseCoopers LLP, Inspire’s independent registered public accounting firm. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with Inspire’s management the audited financial statements for the fiscal year ended December 31, 2004;

•	Reviewed and discussed the results of the internal audit plan for the year ended December 31, 2004;

•	Reviewed and discussed with management the evaluation of Inspire’s design and functioning of its internal control over financial reporting;

•	Held separate executive sessions with PricewaterhouseCoopers LLP and Inspire’s management;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Audit Committee also recommends that Inspire’s stockholders ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005.

Respectfully submitted,

Audit Committee

Kenneth B. Lee, Jr.

Kip A. Frey

William R. Ringo, Jr.

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of Richard S. Kent, M.D., as chairperson and Kenneth B. Lee, Jr., both of whom are independent directors. W. Leigh Thompson, M.D., Ph.D., D.Sc. also served as a member of the Committee until he passed away on February 11, 2005. The Committee reviews and approves salaries, bonuses and any other compensation for executive officers based on assessment of individual executive performance and company performance against pre-established corporate goals. The Committee also reviews and approves Board of Director compensation based on analysis of peer companies to ensure Inspire’s ability to attract and retain qualified Directors. The Committee administers Inspire’s Amended and Restated 1995 Stock Plan, as amended, and will administer Inspire’s 2005 Equity Compensation Plan upon stockholder approval. In addition, the Compensation Committee consults with management regarding its benefit plans, performance evaluation process and career development initiatives and is responsible for reviewing overall compensation policies and practices of Inspire.

Compensation Philosophies

Inspire intends that each employee will have continuous growth in skills and performance aided by appropriate mentoring and challenging career opportunities and rewarded by appropriate performance-based compensation. Compensation is a means of aligning the objectives of employees and stockholders and is an important means of attracting and retaining experienced and qualified executive officers.

Inspire provides competitive salaries based on contribution and performance and has a 401(k) plan under which Inspire elected a safe harbor contribution of 3% of annual compensation in 2004. All employees are eligible to be granted cash bonuses based on organizational level, achievement of corporate goals and individual performance. In addition, all employees are eligible for equity compensation based on organizational level and individual performance, and as incentives for continued contributions. To date, equity compensation has been provided in the form of stock options. Stock options are generally granted at the time of employment and periodically thereafter, with vesting over four years. Executive officers tend to receive a greater fraction of their total compensation from performance-based cash bonuses and stock options.

The following describes in more detail the elements of compensation that are currently a part of the Compensation Committee’s policies.

Base Salaries

Compensation of all Inspire executive officers is based on their: (i) demonstrated skills, experience, education and continued career development; (ii) credibility, influence and impact within and outside of Inspire; (iii) employee performance in light of current responsibilities and alignment of the employee’s performance with Inspire’s success; (iv) Inspire’s achievement of annual and long-term corporate goals; and (v) compensation of comparable employees within peer companies. In early 2004, base salaries were increased for all executive officers based on results and recommendations from a compensation analysis conducted by an independent third-party compensation consultant commissioned by the Compensation Committee.

Bonuses

Cash bonuses are used to retain and motivate executives. In 2004, bonus ranges were increased for all executive officers based on results and recommendations from a compensation analysis conducted by an independent third-party compensation consultant commissioned by the Compensation Committee. Bonuses are awarded within established ranges taking into account the degree to which pre-established corporate goals are met and the contribution of the executive to the overall success and achievements of the company and its management team. The newly established bonus ranges for executives are from 0 – 60% of base salary. In determining the level of the cash bonus during 2004, the Compensation Committee considered each executive’s achievement of specific, measurable corporate goals and individual contributions, including qualitative factors such as external credibility and influence, and overall leadership ability and performance. In 2004, executives were awarded bonuses ranging from 13% (lowest bonus awarded) to 53% (highest bonus awarded) of base salary. These bonuses were paid in early 2005.

Equity Compensation

The Compensation Committee believes that equity compensation is a long-term incentive for executives that aligns executive and stockholder interests and assists in retention of key executives and employees. At the recommendation of the Compensation Committee to the Board, stock options are issued to new employees, including executive officers, following the commencement of employment.

Stock options are granted to employees under the Amended and Restated 1995 Stock Plan, as amended, and generally vest over four years. If the 2005 Equity Compensation Plan is approved by the stockholders of the company, the Compensation Committee anticipates the use of similar vesting schedules for any stock option grants to employees.

When determining stock option awards, the Compensation Committee considers the executive’s current responsibilities and contributions to Inspire’s performance, the anticipated contribution to meeting Inspire’s long-term strategic performance goals, the executive’s position with Inspire and industry practice in companies of similar size, market and capitalization. The direct link between the value of a stock option to an executive and an increase in the price of Inspire’s stock makes stock option awards a key method for aligning executive compensation with stockholder value.

Based on recent changes in accounting practices with regard to stock options, the Compensation Committee reviewed equity compensation practices within Inspire and at peer companies in late 2004. Based on this review the Committee determined that it is important to continue to provide competitive equity compensation to employees. The 2005 Equity Compensation Plan, which has been approved by the Compensation Committee and the Board of Directors of the company subject to the approval of the stockholders, enables the Committee to determine an appropriate form of equity compensation (e.g., stock options, stock appreciation rights, restricted stock) to align executive and stockholder interests and to maintain competitiveness in terms of equity compensation practices. The Committee believes that stock options will continue to be the primary form of equity compensation in 2005, but intends to continue to review this topic from time to time.

Change in Control Agreements

In 2004, Inspire and each executive officer entered into a Change in Control agreement, which was amended and restated in 2005. The Change in Control agreements provide for payment of severance and benefits in the event that a change in control occurs and the executive’s employment is terminated, as defined in the agreement. These agreements were put in place to encourage retention and to ensure continued dedication and attention of executives to their assigned duties without distraction in the face of a potential change in control.

Chief Executive Officer Compensation

Dr. Shaffer’s compensation is determined by the Compensation Committee without Dr. Shaffer’s participation, based upon the same factors as those used by the Compensation Committee and management for other executives. Dr. Shaffer participates in the same compensation arrangements available to the other senior executives. Accordingly, her compensation also consists of an annual base salary, a potential cash bonus, and stock option grants. The Compensation Committee’s general approach in establishing Dr. Shaffer’s compensation is to be competitive with the compensation paid to chief executive officers in peer companies, but to have a significant percentage of her compensation based upon performance criteria established by the Compensation Committee.

Dr. Shaffer’s compensation as Chief Executive Officer for the year ended December 31, 2004 included $383,333 in base salary, a cash bonus of $204,000, and stock options to purchase 35,000 shares of common stock at an exercise price of $12.80 per share and 35,000 shares at an exercise price of $15.65 per share. In determining the base salary in 2004, the Compensation Committee reviewed Dr. Shaffer’s salary in relation to the salaries of other chief executive officers at biopharmaceutical companies. Dr. Shaffer’s levels of cash bonus and stock options for 2004 were determined based on review of specific, measurable corporate goals during 2004, as well as Inspire’s overall performance, including its business operations and strategy, and Dr. Shaffer’s overall leadership performance. In the course of such reviews, the Compensation Committee assessed Inspire’s performance and progress and Dr. Shaffer’s leadership role in key areas, including:

•	the status of diquafosol, in particular the progress toward enrollment of an additional Phase 3 clinical trial;

•	the performance of the newly created sales force in successfully launching Elestat™ and co-promoting Restasis®;

•	the progress of other clinical and pre-clinical programs including programs in cystic fibrosis, retinal and cardiovascular disease;

•	the development of a business development function and success of business development efforts;

•	the growth in overall value of the company and ensuring sufficient capital to fund ongoing discovery and development programs; and

•	the hiring and retaining of well-qualified key personnel.

The Compensation Committee determined, as a result of its reviews, that Dr. Shaffer’s performance warranted the bonuses and stock options that were granted.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income deduction to public companies for certain compensation over $1,000,000 paid to a company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure its stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interests of Inspire or its stockholders.

Respectfully submitted,

Compensation Committee

Richard S. Kent, M.D.

Kenneth B. Lee, Jr.

RELATIVE STOCK PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our common stock to the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Stock Index for the period commencing August 3, 2000, the commencement of trading of our common stock on the NASDAQ Market, and ended December 31, 2004:

The graph assumes $100 was invested on August 3, 2000, in our common stock, and each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005. Stockholder ratification of the appointment is not required by our Amended and Restated Certificate of Incorporation, as amended, or Bylaws or otherwise, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF THE

INSPIRE PHARMACEUTICALS, INC.

2005 EQUITY COMPENSATION PLAN

The 2005 Equity Compensation Plan, or the 2005 Plan, was approved by the Board of Directors in April 2005, subject to the approval of the stockholders. If approved by the stockholders, the 2005 Plan will be effective on the date of the Annual Meeting, June 10, 2005. A description of the 2005 Plan is included below. It is not a complete statement of the 2005 Plan. The full text of the 2005 Plan has been attached as an appendix to the electronic copy of this proxy statement, which is available at our website located at www.inspirepharm.com and at the Securities and Exchange Commission’s website located at www.sec.gov.

Introduction

The 2005 Plan provides our employees, non-employee directors, consultants and advisors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights related to our stock. Unless terminated earlier by our Board of Directors or extended with stockholder approval, the Plan will terminate on June 10, 2015.

The purpose of the 2005 Plan is to give participants an ownership interest in Inspire and to create an incentive for them to contribute to our growth, thereby benefiting our stockholders, and aligning the economic interests of the participants with those of our stockholders. On April 11, 2005, the closing price of our common stock was $7.95 per share.

Administration

The 2005 Plan will be administered by our Compensation Committee of our Board of Directors or its delegate. The Compensation Committee consists of at least two or more directors who are not our employees. The Compensation Committee members serve until their resignation or removal by the Board of Directors. The Compensation Committee has the authority to determine the individuals to whom grants will be made under the 2005 Plan, to determine the type, size, and terms of any grants made, to determine when grants will be made and the duration of any applicable exercise or restriction period, and to deal with any other matters arising under the 2005 Plan. The Compensation Committee also has the power and authority to administer and interpret the 2005 Plan. The Compensation Committee’s determinations relating to the interpretation and operation of the 2005 Plan will be conclusive and binding. In no event may the Compensation Committee (i) amend a stock option to reduce the exercise price; (ii) substitute a stock option for another stock option with a lower exercise price; (iii) cancel a stock option and issue a new stock option with a lower exercise price to the same holder within six months following the date of the cancellation; or (iv) cancel an outstanding stock option with an exercise price below our stock’s fair market value for the purpose of granting a replacement equity award of a different type within six months following the date of the cancellation.

Eligibility

The following persons are eligible to receive grants under the 2005 Plan:

•	All of our employees and the employees of any subsidiary we may have during the duration of the plan;

•	Non-employee directors; and

•	Consultants and advisors.

As of March 31, 2005, we had five directors and approximately 165 employees, which included 10 executive officers. In addition, we routinely utilize varying levels of consultants and advisors to conduct our normal business operations. We have not granted any form of equity compensation to consultants or advisors since 1999.

Shares Subject to the 2005 Plan

The 2005 Plan authorizes the issuance of 3,000,000 shares of our common stock pursuant to any form of grant. Of such shares, a maximum of 250,000 shares may be issued under stock awards. The maximum number of shares that may be subject to grants made to any individual under the 2005 Plan during any calendar year is 300,000 shares. If any grant of shares under the 2005 Plan shall for any reason expire or otherwise terminate, in whole or part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the 2005 Plan.

If stock awards are designated as qualified performance based compensation, the maximum number of shares that may be granted to any individual pursuant to these stock awards for any performance period is 100,000 shares. See “Qualified Performance-Based Compensation” below.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, merger or reorganization in which we are the surviving corporation, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock. Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us.

Types of Grants Available Under the 2005 Plan

The following types of grants are available under the 2005 Plan:

•	Incentive stock options;

•	Nonqualified stock options;

•	Stock appreciation rights; and

•	Stock awards.

Stock Options

The 2005 Plan provides for the award of incentive stock options and nonqualified stock options, which provide the option holder with the right to purchase shares of our common stock at a specified exercise price during a specified period of time.

Nonqualified stock options may be awarded to anyone eligible to participate in the 2005 Plan. Only our employees or the employees of any subsidiaries are eligible to receive incentive stock options. Under the 2005 Plan, the exercise price of nonqualified and incentive stock options must be equal to or greater than the fair market value of a share of our stock on the date of grant.

Only $100,000 of any incentive stock options (based on the fair market value of the stock on the date(s) of grant) may first become exercisable by an employee during any calendar year. In other words, the aggregate amount of all incentive stock options granted under all of our plans that first become exercisable by an employee in any calendar year may not exceed $100,000. Any options that exceed this limit must be nonqualified stock options. In addition, if an employee who receives an incentive stock option owns more than 10% of the voting power of our stock or the stock of a subsidiary, the exercise price must be at least equal to 110% of the fair market value of our stock on the date of grant, and the option term may not be longer than five years. See “Federal Income Tax Consequences” below, which includes a discussion regarding the tax differences between a nonqualified stock option and an incentive stock option.

Option Terms.

Each grant under the 2005 Plan will be accompanied by a grant instrument. The grant instrument will describe the type and number of grants that the option holder has been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option will describe when the option will become exercisable.

Exercise of Options.

The exercise term of each option will be determined by the Compensation Committee and set forth in the applicable grant instrument. The term of an option may not exceed seven years; provided, however, if an option holder owns more than 10% of the voting power of our stock or the stock of a subsidiary, an incentive stock option may not have a term that exceeds five years from the date of grant. The Compensation Committee may accelerate the exercisability of options awarded under the 2005 Plan at any time for any reason.

An option holder may pay the exercise price, as specified in the applicable grant instrument (i) in cash, (ii) through a broker by having a broker sell our stock simultaneously with the exercise of the option, or (iii) by such other method of payment as the Compensation Committee may approve.

Termination.

Unless the Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide service to, Inspire for any reason other than death, disability or termination for misconduct, the option holder will have 90 days from the date of termination to exercise any vested options. If an option holder is terminated for misconduct, the option holder will have 30 days from the date of termination to exercise any vested options. Unless the Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, us on account of (i) disability, or (ii) death (during the term of service or within 90 days thereafter for reasons other than termination for misconduct), the option holder will have one year from the termination date to exercise any vested options. If an option holder dies while employed by, or providing services to, Inspire, all of the unexercised outstanding options of the person shall become immediately exercisable. Unless the Compensation Committee determines otherwise, all options that have not become exercisable on the date on which an option holder ceases to be employed by, or provide service to, us will terminate. To the extent a company sponsored plan, policy or agreement provides for a longer exercise period, that exercise period shall apply in lieu of the exercise periods summarized in this paragraph.

Stock Appreciation Rights (SARs)

SARs give the recipient the right to receive the appreciation in the value of our stock over a specified period of time. SARs which may be settled in shares of our stock shall be counted in full against the number of shares available for award under the 2005 Plan, regardless of the number of shares of stock issued upon the exercise and settlement of the SAR. The Compensation Committee may grant SARs separately or in tandem with any option. Tandem SARs may be granted either at the time the option is granted or at any time while the option remains outstanding; however, with respect to incentive stock options, tandem SARs may be granted only at the time of grant. When an option is exercised, any SARs relating to the stock covered by such option will terminate. When a tandem SAR is exercised, the related option will terminate to the extent of an equal number of shares of our stock.

Value. When a SAR is exercised, the holder will receive an amount of our stock equal to the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR. Unless the Compensation Committee determines otherwise, the base amount of each SAR will be equal to the per share exercise price of the related option, or, if there is no related option, the fair market value of a share of our stock as of the date of grant of the SAR.

Terms. SARs are exercisable and are subject to vesting and other restrictions as specified in the applicable grant instrument. The Compensation Committee may accelerate the exercisability of all or any outstanding SARs at any time for any reason.

Termination.

Unless the Compensation Committee determines otherwise or a SAR expires by its terms within a shorter period, SARs will terminate on the same terms as discussed above with respect to options.

Stock Awards

Stock awards are a grant of our stock that is subject to restrictions or no restrictions, as set forth in the grant instrument. The Compensation Committee will determine whether stock awards will be granted, the type of award (including without limitation, stock grants and restricted stock units), the number of shares that will be awarded, any restrictions applicable to the stock awards and when and how the restrictions will lapse. Until the restrictions lapse, stock awards cannot be sold, assigned, transferred, pledged or otherwise disposed of. Unless the Compensation Committee determines otherwise, if employment or service terminates while stock awards are subject to restrictions, any shares whose restrictions have not yet lapsed will be forfeited and returned to us.

Qualified Performance-Based Compensation.

The Compensation Committee may determine that stock awards will be granted as qualified performance-based compensation for tax purposes. The Internal Revenue Code limits a company’s ability to deduct compensation for each of its five highest paid executives in excess of $1 million per year. The Internal Revenue Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. If the Compensation Committee grants stock awards that are intended to be qualified performance-based compensation, Inspire must meet specified performance goals, designated by the Compensation Committee, in order for the qualified performance-based compensation to be payable.

The Compensation Committee will establish the performance goals for qualified performance-based compensation, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions deemed appropriate and consistent with the 2005 Plan and legal requirements. The Compensation Committee will establish the performance goals for qualified performance-based compensation in writing at the beginning of the performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period, or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Internal Revenue Code.

The performance goals will be based on objective criteria such as stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria based on our meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

The performance goal results will be announced for each performance period immediately following the announcement of our financial results for the performance period. If the performance goals for a performance period are not met, the grants subject to the performance goals will be forfeited.

Change in Control

If a change of control (as defined in the 2005 Plan) occurs, unless the company determines otherwise, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding stock awards shall immediately lapse. In addition, if a change of control (as defined in the 2005 Plan) occurs and we are not the surviving corporation or we survive only as a subsidiary of another corporation, each participant shall have 30 days to elect one of the following methods of treating outstanding awards: (i) all outstanding grants that are not exercised and all outstanding awards will be assumed by the surviving corporation or replaced with comparable grants or awards; or (ii) outstanding grants and awards will be surrendered in exchange for payment of cash or stock in an amount by which the fair market value of the underlying stock exceeds the exercise price of the award or the fair market value of our stock.

Transferability

Generally, grants are not transferable except upon death. Grants may only be exercised during the lifetime of the recipient and may not be transferred except by will, through the laws of descent and distribution or, in the case of grants other than incentive stock options, pursuant to a domestic relations order, if permitted by the Compensation Committee. However, the Compensation Committee may permit the transfer of nonqualified stock options to family members or a trust or other entity established for the benefit of family members.

Amendment

The Plan may be amended by our Board of Directors at any time. However, the stockholders must approve any amendment for which stockholder approval is required under applicable provisions of the Internal Revenue Code or under applicable exchange requirements.

Federal Income Tax Consequences

The current United States federal income tax treatment of options and stock awards under the 2005 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the 2005 Plan. Tax laws are subject to change. Each award holder should consult with their personal tax advisor concerning the application of the general principles discussed below to their own situation and the application of other tax laws. The 2005 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Internal Revenue Code.

Nonqualified Stock Options.

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the date of exercise. Any gain or loss realized on disposition of shares purchased upon the exercise of a nonqualified stock option will be treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. We generally will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person will recognize no gain or loss on the surrendered shares, and the basis and holding period for the surrendered shares will continue to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by participant upon exercise, will be includible in gross income. The basis in the excess shares will equal the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options.

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in alternative minimum taxable income.

Income will be recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. We will not be entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and generally, we will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price will result in income (or loss) to the participant and, to the extent of recognized income, a tax deduction to us. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrender shares that were not received upon the exercise of an incentive stock option, the participant will recognize no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares will continue to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when they sell the shares will begin on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares will equal the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares will begin on the date the shares were exercised.

Stock Appreciation Rights.

There generally are no federal income tax consequences upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income equal to the fair market value of any shares received. We generally will be entitled to a corresponding federal income tax deduction at the time of exercise of the SAR.

When a participant sells any shares acquired by the exercise of a SAR, he or she will have capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted tax basis in the shares (the amount of ordinary income recognized at the time of exercise of the SAR).

Stock Awards.

If a participant receives restricted stock awards, he or she generally will not recognize taxable income, and we will not be entitled to a deduction, until the stock is transferable or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time, and generally, we will be entitled to a deduction in the same amount.

However, a participant may elect to recognize ordinary income in the year when the restricted stock awards are granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, we generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by a participant upon a later disposition of the shares will be capital gain or loss.

If a participant receives stock awards that are not subject to a substantial risk of forfeiture or are transferable at grant, the participant will recognize ordinary income on the value of the shares at the date of grant. We will generally be entitled to a corresponding tax deduction.

Tax Withholding.

We have the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the 2005 Plan. We may require that a participant pay to us the amount of any required withholding. The Compensation Committee may permit a participant to satisfy our tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Transfer of Stock Options.

A participant may be permitted to transfer nonqualified stock options to family members or a trust or other entity established for the benefit of family members, consistent with applicable law. The tax consequences of stock option transfers are complex and should be carefully evaluated by a participant with the advice of their tax advisor.

Generally, a participant will not recognize income at the time such participant makes a gift of a nonqualified stock option to a family member or a trust or other entity. When the transferee later exercises the option, the transferor (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if an option is transferred before the option has become exercisable, the transfer will not be considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift will be determined when the option becomes exercisable. Gifts of options may qualify for the $10,000 gift tax annual exclusion. If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant’s estate for estate tax purposes if the applicable estate tax requirements have been met.

Information Regarding Plans and Other Arrangements Not Subject to Stockholder Action

The following table sets forth certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2004.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	4,913,545	$11.4216	473,012
Equity compensation plans not approved by security holders	0	0	0

Total	4,913,545	$11.4216	473,012

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” RATIFICATION AND APPROVAL OF THE 2005 EQUITY COMPENSATION PLAN.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age and position of each person who is currently serving as an executive officer and who served as an executive officer in 2004, and who is not currently a director, is listed below, followed by a summary of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Age	Position
Mary B. Bennett	47	Executive Vice President, Operations and Communications
R. Kim Brazzell, Ph.D.	52	Senior Vice President, Ophthalmic Research and Development
Richard M. Evans, Ph.D.	45	Vice President, Pharmaceutical Development
Donald J. Kellerman, Pharm.D.	50	Senior Vice President, Development
Gregory J. Mossinghoff	44	President
Barry G. Pea	47	Executive Vice President, Corporate Development, General Counsel and Secretary
Joseph K. Schachle	40	Senior Vice President, Marketing and Sales
Thomas R. Staab, II	37	Chief Financial Officer and Treasurer
Benjamin R. Yerxa, Ph.D.	39	Senior Vice President, Discovery

Mary B. Bennett has served as our Executive Vice President, Operations and Communications since December 2004. Prior to that, Ms. Bennett served as Senior Vice President, Operations and Communications from June 2003 until December 2004, and as Vice President, Operations and Communications from March 2001 until June 2003. As Executive Vice President, Operations and Communications, she manages a variety of areas for Inspire; including Human Resources, Communications, Investor Relations and Operations. Ms. Bennett came to Inspire from Glaxo Wellcome Inc., where she served as Worldwide Director for R&D Human Resources Effectiveness, Planning and Communication. Prior to her role in Human Resources, Ms. Bennett held various roles during her 13 years at Glaxo Wellcome, including Worldwide Director for R&D Communications, Director of R&D Operations and Department Head of Comparative Medicine. She also led R&D Communications for major company redesign initiatives, and for the Glaxo Wellcome merger with SmithKline Beecham in 2000. Ms. Bennett holds a B.A. in Behavioral Science from National Louis University and an M.B.A. from Duke University.

R. Kim Brazzell, Ph.D. joined Inspire in August 2004 as Senior Vice President of Ophthlamic Research and Development (R&D) where he oversees various aspects of preclinical and clinical R&D, provides strategic direction and expertise to project teams, assists the marketing and sales team in Phase 4 clinical trials and marketing plans and activities, and serves an important external role in further developing Inspire’s presence and depth in ophthalmology. Dr. Brazzell has 20 years of experience in the ophthalmic pharmaceutical industry. Prior to joining Inspire, he served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics from 2000 until 2004. He has extensive experience in the discovery and development of multiple successful ophthalmic products including Visudyne™, Zaditor™, Rescula® and Betoptic S®. In addition to managing the global clinical R&D group for Novartis Ophthalmics, Dr. Brazzell built and managed the U.S.-based R&D group for Ciba Vision Ophthalmics in Duluth, Georgia, while serving as their Vice-President, R&D, and served as Associate Director, R&D at Alcon Laboratories in Fort Worth, Texas. Dr. Brazzell also has expertise in pharmacokinetics and biopharmaceutics and held positions directing groups in these areas at Alcon Laboratories and Hoffmann-La Roche, where he managed activities across several therapeutic areas including cardiovascular, pulmonary and ophthalmology. Dr. Brazzell received a B.S in Pharmacy and Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Richard M. Evans, Ph.D. has served as our Vice President, Pharmaceutical Development since June 2000. Dr. Evans joined us in October 1996 and has previously held several positions including Director and Senior Director of Pharmaceutical Development. He is responsible for all activities related to the manufacture, formulation development and testing of our products in development and for the identification and development of relevant drug delivery technologies. He has recently served as Chair of the Inhalation Technology Focus Group for the American Association of Pharmaceutical Scientists. Prior to joining Inspire, Dr. Evans was Section Manager of Inhalation Dosage Forms at Rhône-Poulenc Rorer. He has over 15 years experience in the pharmaceutical industry, including positions at Delphi Pharmaceuticals and Rhône-Poulenc Rorer. Dr. Evans holds both a Bachelor of Pharmacy degree and a Doctorate in Pharmaceutical Chemistry, in the field of inhalation drug delivery, from the Welsh School of Pharmacy, University of Wales College of Cardiff.

Donald J. Kellerman, Pharm.D. has served as our Senior Vice President, Development since May 2000. He is responsible for the clinical and regulatory affairs aspects of our programs. Dr. Kellerman joined us in July 1999 as Vice President, Development. Before joining us, Dr. Kellerman spent over 10 years with Glaxo Wellcome Inc. from August 1997 to July 1999 and from April 1988 to August 1996, where he was director of various groups, including International OTC, United States Infectious Diseases, and the Inhaled Corticosteroid Group. He was clinical project leader for Flovent® from the first United States clinical studies in 1989 to approval in 1996. From September 1996 to August 1997, he was Vice President of Clinical Research at Sepracor, Inc., where he was project leader for the Xopenex® NDA team. Before Glaxo Wellcome, Dr. Kellerman worked at E.R. Squibb and Sons, Inc. and Ciba-Geigy Corporation on several cardiovascular products. Dr. Kellerman holds a Doctor of Pharmacy and Bachelor of Science degree from the University of Minnesota.

Gregory J. Mossinghoff has served as our President since June 2002, but has submitted his resignation, effective June 2005. Mr. Mossinghoff joined us in June 1998 as our Senior Director of Strategic Planning and Operations and was promoted to Vice President, Corporate Development in January 1999, Chief Business Officer in December 1999, and Senior Vice President in November 2000. He previously served as a director from June 2001 through June 2004, our Secretary from October 1998 through June 2004 and as our Treasurer from March 2000 to May 2003. In his current role he helps us on various business-related activities. Before joining us, from February 1996 to June 1998, Mr. Mossinghoff was worldwide Director of Business Analysis at Glaxo Wellcome Inc. Before joining Glaxo Wellcome, Mr. Mossinghoff held various roles with increasing responsibility at Hoffmann LaRoche Inc., from June 1988 to February 1996, including Manager, Business Development and Strategic Planning from 1994 to 1996. Mr. Mossinghoff received a B.A. degree in Economics from the University of Virginia, Charlottesville, VA and an M.B.A. in Financial Management & Analysis from George Mason University, Fairfax, VA.

Barry G. Pea joined Inspire in October 2004 as Executive Vice President, Corporate Development, General Counsel and Secretary. His responsibilities include various aspects of corporate strategic planning and business development, oversight of Inspire’s legal function and service as corporate secretary. Mr. Pea’s expertise includes providing strategic counsel to management and boards of directors, managing corporate governance issues, and structuring, negotiating and consummating complex business agreements, including major research, development, manufacturing and marketing strategic alliances. Prior to joining Inspire, Mr. Pea served in various positions at Immunex Corporation. Mr. Pea joined Immunex in 1996 and served as Vice President and Deputy General Counsel from 1998 to June 2000. In June 2000, he was named Senior Vice President, General Counsel and Secretary of Immunex. In January 2002, Mr. Pea was named Executive Vice President, General Counsel and Secretary of Immunex and served in such positions until the completion of Immunex’ merger with Amgen, Inc. in July 2002. Following the merger, Mr. Pea served as a consultant to Amgen from September 2002 through August 2003. Mr. Pea began his career in the biopharmaceutical industry with Burroughs Wellcome Co. and later Glaxo Wellcome Inc., where he served in various legal positions of increasing responsibility from 1989 to 1996. He began his legal career at Petree Stockton (now Kilpatrick Stockton LLP), one of North Carolina’s largest law firms. Mr. Pea received a J.D. with honors from Duke Law School and a B.A. with high honors from Wheaton College.

Joseph K. Schachle has served as our Senior Vice President, Marketing and Sales since January 2004 and as Vice President, Marketing and Sales from January 2003 until January 2004. Mr. Schachle is responsible for establishing a high-value marketing and sales infrastructure in North America to co-promote Restasis®, promote Elestat™ and to commercialize potential products from our pipeline. Mr. Schachle has over 14 years experience in pharmaceutical marketing and sales, and has had responsibility for the successful launch of major new products including the marketing of GlaxoSmithKline’s Advair®. His experience includes marketing and sales positions of significant responsibility at The Upjohn Company, GlaxoSmithKline, Inspire and MedImmune, Inc. He most recently served as Director of Marketing for infectious disease products at MedImmune from April 2002 until January 2003, where he was responsible for strategic brand management and promotion of Synagis® and Cytogam®. From June 1998 until April 2001, Mr. Schachle was Director, Marketing for GlaxoSmithKline. Mr. Schachle originally joined Inspire in April 2001 as Vice President, Marketing and Sales. Mr. Schachle holds a B.B.A. in Marketing from James Madison University and an M.B.A. from Old Dominion University.

Thomas R. Staab, II joined Inspire in May 2003 as Chief Financial Officer and Treasurer. Previously, he held senior financial positions with Triangle Pharmaceuticals, Inc., a biotechnology company listed on the NASDAQ national exchange prior to it being acquired by Gilead Sciences, Inc. in 2003. These positions included Vice President and Treasurer, from August 2000 until May 2003, and Acting Chief Financial Officer, from July 2002 until May 2003. His experience includes equity financing, strategic alliances, mergers and acquisitions, drug commercialization, SEC reporting, treasury management and investor relations. Before joining Triangle, Mr. Staab was a manager with PricewaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in the biotechnology, pharmaceutical, pulp and paper, and communications industries. Mr. Staab is a Certified Public Accountant and received a B.S. in Business Administration and a Masters of Accounting from the University of North Carolina at Chapel Hill.

Benjamin R. Yerxa, Ph.D. has served as our Senior Vice President, Discovery since May 2003. He supervises the chemistry, pharmacology and preclinical teams and all drug discovery and early preclinical development activities. He created a new strategic opportunity for us by developing the concept of ophthalmic uses for our core P2Y2 technology. Dr. Yerxa joined us in August 1995 and has since held several positions with the company, including Vice President, Discovery, from May 2000 until April 2003 and Senior Director of Preclinical Programs, from December 1999 until May 2000. While in chemistry, he served as the preclinical project leader for INS365 (diquafosol tetrasodium). As a Senior Research Chemist his work focused on designing and synthesizing new P2Y receptor agonists. Before joining us in August 1995, Dr. Yerxa was a Research Scientist at Burroughs Wellcome Co. beginning October 1993. Dr. Yerxa also worked at Biophysica, Inc. for over two years, synthesizing radiocontrast agents. He developed scale-up procedures for the industrial production of Oxilan®, a marketed imaging product. Dr. Yerxa received a B.A. in Chemistry from the University of California, San Diego and a Ph.D. in Organic Chemistry from the University of California, Irvine.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, the annual and long-term compensation we paid to our chief executive officer and our four most highly compensated executive officers who were serving at December 31, 2004 (collectively, the “named executive officers”). Following the rules of the Securities and Exchange Commission, the compensation described in the table does not include medical, group life insurance and other benefits which are available generally to all of our salaried employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Shares Underlying Options (#)	Other Compensation ($)
Christy L. Shaffer, Ph.D. Chief Executive Officer and Director	2004 2003 2002	$ $ $	383,333 283,633 260,300	$ $	204,000 220,000 —	70,000 35,000 130,000		— — —
Donald J. Kellerman, Pharm.D. Senior Vice President, Development	2004 2003 2002	$ $ $	232,108 185,281 179,379	$ $ $	72,927 74,574 60,000	19,300 19,000 20,000		$593 — —	[1]
Gregory J. Mossinghoff President	2004 2003 2002	$ $ $	231,750 228,938 211,458	$ $ $	30,000 100,000 40,000	— 21,750 130,000		— — —
Joseph K. Schachle Senior Vice President, Marketing and Sales	2004 2003 2002	$ $ $	222,833 184,240 47,960	$ $	78,540 65,000 —	20,000 87,000 —	$	— 256,351 —	[2]
Benjamin R. Yerxa, Ph.D. Senior Vice President, Discovery	2004 2003 2002	$ $ $	221,200 182,259 163,546	$ $ $	73,644 74,574 60,000	19,200 22,000 30,000		$6,085 — —	[3]

1	Extended service award and marketing presentation award, plus related taxes.
2	Mr. Schachle served as our Vice President, Sales and Marketing from April 2001 to April 2002, at which time he left to pursue other opportunities. In January 2003, Mr. Schachle rejoined the company as our Vice President, Marketing and Sales and was subsequently promoted to Senior Vice President, Marketing and Sales. In January 2003, we paid the costs associated with Mr. Schachle’s relocation of $256,351.
3	Various awards including sales and marketing presentation awards and a distinguished service award, plus related taxes.

OPTION GRANTS IN 2004

The following stock option grants were made to the named executive officers during the fiscal year ended December 31, 2004.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%	10%
Christy L. Shaffer	35,000	(2)	3.3%	$12.80	3/15/14	$281,745	$713,997
	35,000	(3)	3.3%	$15.65	9/28/14	$344,477	$872,972
Donald J. Kellerman	9,500	(2)	0.9%	$12.80	3/15/14	$76,474	$193,799
	9,800	(3)	0.9%	$15.65	9/28/14	$96,454	$244,432
Gregory J. Mossinghoff	—		—	—	—	—	—
Joseph K. Schachle	10,000	(2)	0.9%	$12.80	3/15/14	$80,499	$203,999
	10,000	(3)	0.9%	$15.65	9/28/14	$98,422	$249,421
Benjamin R. Yerxa	9,500	(2)	0.9%	$12.80	3/15/14	$76,474	$193,799
	9,700	(3)	0.9%	$15.65	9/28/14	$95,469	$241,938

(1)	The potential realizable value is calculated based on the fair market value of our common stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the Securities and Exchange Commission. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.
(2)	These options were granted pursuant to our Amended and Restated 1995 Stock Plan, as amended. The shares underlying the options are exercisable at an exercise price equal to the fair market value on the date of the grant. Each option is exercisable as to one-quarter (1/4) of the shares underlying the option at any time after March 15, 2005 and as to one-forty-eighth (1/48) of the shares each month for 36 months thereafter.
(3)	This option was granted pursuant to our Amended and Restated 1995 Stock Plan, as amended. The shares underlying the option are exercisable at an exercise price equal to the fair market value on the date of the grant. Each option is exercisable as to one-quarter (1/4) of the shares underlying the option at any time after September 28, 2005 and as to one-forty-eighth (1/48) of the shares each month for 36 months thereafter.

AGGREGATED STOCK OPTION EXERCISES IN 2004

AND 2004 YEAR-END STOCK OPTION VALUES

The following table provides certain information as to stock option exercises by the named executive officers during the fiscal year ended December 31, 2004, and the value of options held by them at December 31, 2004, measured in terms of the closing price of our common stock on The NASDAQ Stock Market on December 31, 2004, which was $16.77 per share.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options At December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christy L. Shaffer	80,000	$1,181,662	417,298	171,985	$5,173,861	$1,253,896
Donald J. Kellerman	8,000	$122,091	131,111	42,045	$1,110,813	$162,548
Gregory J. Mossinghoff	—	—	221,292	82,600	$2,307,858	$935,646
Joseph K. Schachle	—	—	38,496	68,504	$68,418	$125,282
Benjamin R. Yerxa	—	—	145,721	48,450	$1,169,342	$218,544

401(k) PROFIT SHARING PLAN

We have adopted a tax-qualified 401(k) Profit Sharing Plan (the “401(k) Plan”) covering all qualified employees. The effective date of the 401(k) Plan is August 1, 1995. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($13,000 in 2004). Modification of salary reductions can be made quarterly. The 401(k) Plan permits employer matching of up to 8% of a participant’s salary. If employer matching is implemented, participants will begin vesting 100% immediately in employer contributions. In 2004, we elected a safe harbor contribution at 3% of annual compensation. All of our safe harbor contributions vest 100% immediately.

EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENTS

On January 31, 2005, we entered into amended and restated change in control agreements with various executive officers. Each agreement is effective as of the date of our prior agreement with the respective executive officer, which were entered into in 2004. Each agreement provides that upon the officer’s termination of employment following a change in control, unless such termination is for “cause,” because of death or disability or by the officer without “good reason,” within twenty-four (24) months following such change in control, the executive will be entitled to a lump sum payment equal to a multiple of the sum of (i) the highest annual base salary received by the officer in any of the three most recently completed fiscal years prior to the change in control and (ii) the higher of the highest annual bonus received by the officer in any of the three most recently completed fiscal years preceding the date of the officer’s termination, the three most recent completed fiscal years preceding the change in control, or the maximum of the bonus opportunity range for the officer immediately prior to the date of termination. The multiple used to determine the amount of the lump sum payment for the various executive officers is as follows: (i) three for Christy L. Shaffer, Ph.D., Chief Executive Officer; (ii) two and one-half for Mary B. Bennett, Executive Vice President of Operations and Communications; Barry G. Pea, Executive Vice President of Corporate Development, General Counsel and Secretary; and Thomas R. Staab, II, Chief Financial Officer and Treasurer; (iii) two for Kim Brazzell, Ph.D., Senior Vice President of Ophthalmic Research and Development; Richard M. Evans, Ph.D., Vice President of Pharmaceutical Development; Donald J. Kellerman, Pharm.D., Senior Vice President of Development; Joseph K. Schachle, Senior Vice President of Marketing and Sales; and Benjamin R. Yerxa, Ph.D., Senior Vice President of Discovery.

Such officers will also be entitled to a continuation of life, disability, accident and health insurance and other substantially similar benefits after termination of employment, as follows: three years for Dr. Shaffer, two and one-half years for Ms. Bennett and Messrs. Pea and Staab, and two years for the additional executives identified above. Following a change in control, we shall provide each such executive officer with outplacement services for a period of one year commencing on the date the outplacement services are first used, provided that such first use must occur during the benefits period outlined above for such officer.

In addition, following a change in control, during any period that the officer fails to perform his or her full-time duties as a result of incapacity due to physical or mental illness, we will pay the officer’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits under the terms of any compensation or benefit plan, program or arrangement maintained by us during such period, until the officer’s employment is terminated for disability. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s full salary through the date of termination at the rate in effect immediately prior to the change in control or at the time the notice of termination is given, whichever is greater, together with all compensation and benefits to which the officer is entitled in respect of all periods preceding the date of termination under Inspire’s compensation and benefit plans, programs or arrangements. If an officer’s employment is terminated for any reason following a change in control, we will pay the officer’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, our retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the change in control or, if more favorable to the officer, as in effect immediately prior to the date of termination.

Upon a change in control, all unvested options held by the officer shall vest and become exercisable immediately prior to the change in control and will be exercisable for a period ending on the later of (i) the fifth anniversary of such change in control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, however, that in no event shall any option be exercisable after the expiration of the original term of the option. In addition to the vesting of options, upon a change in control, all unearned performance-based awards, if any, held by the officer, shall be deemed to have been earned to the maximum extent permitted for any performance period not then completed and all unvested stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse. The agreements also provide that the officer is entitled to receive an additional gross-up payment in an amount such that after payment by the officer of all taxes, including income and excise taxes imposed on the gross-up payment, the officer retains an amount of the gross-up payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, together with any interest or penalties.

Under the agreements, “change in control” generally is defined as the determination by the Board of Directors, made by a majority vote, that a change in control has or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the current owners maintain more than a 50% interest in the resultant entity. Regardless of the Board’s vote or whether or not the Board votes, a change in control will be deemed to have occurred if: (i) any person becomes the beneficial owner of more than 35% of the combined voting power of Inspire’s then outstanding securities; (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of our assets; or (C) a merger, consolidation or reorganization of Inspire with or involving any other company meeting certain requirements. However, in no event shall a change in control be deemed to have occurred, with respect to the officer, if the officer is part of a purchasing group which consummates the change-in-control transaction.

TRANSITION AGREEMENT

Gregory J. Mossinghoff previously informed us that he will resign from his position, effective June 30, 2005, to pursue other opportunities. In connection with Mr. Mossinghoff’s notice of resignation, we entered into a Transition Agreement, dated October 28, 2004, with Mr. Mossinghoff relating to his provision of services during the transition period ending on June 30, 2005. During the transition period, Inspire will continue to employ Mr. Mossinghoff at his current salary and benefits, and Mr. Mossinghoff will perform such duties and obligations as reasonably assigned. Under the agreement, Mr. Mossinghoff released any claims against Inspire and related parties. Mr. Mossinghoff has received a bonus of $30,000 for services rendered to Inspire in 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2005, except as otherwise indicated, by: (i) each of our directors and nominees; (ii) the named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding common stock; and (iv) all of our directors and officers as a group.

Name	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Delaware Management Investments Entities (3) 2005 Market Street Philadelphia, PA 19103	3,661,536	8.7%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	3,521,380	8.4%

Amaranth Investment Entities and Nicholas M. Maounis (5) One American Lane Greenwich, CT 06831	2,775,000	6.6%

A. Alex Porter (6) Paul Orlin Geoffrey Hulme Jonathan W. Friedland 666 5th Avenue, 34th Floor New York, NY 10103	2,743,067	6.5%

Brookside Capital Partners Fund L.P. (7) 111 Huntington Avenue Boston, MA 02199	2,201,459	5.2%

Cooper Hill Investment Entities and Jeffrey Casdin (8) 767 Third Avenue, 22nd Floor New York, NY 10017	2,120,000	5.0%

Kip A. Frey (9)	41,331	*

Donald J. Kellerman, Pharm.D. (10)	134,240	*

Richard S. Kent, M.D. (11)	12,332	*

Kenneth B. Lee, Jr. (12)	41,231	*

Gregory J. Mossinghoff (13)	260,400	*

William R. Ringo, Jr. (14)	34,165	*

Joseph K. Schachle (15)	49,164	*

Christy L. Shaffer, Ph.D. (16)	533,866	1.3%

Benjamin R. Yerxa, Ph.D. (17)	181,819	*

All directors and executive officers as a group (14 persons) (18)	1,526,263	3.5%

*	Less than one percent
(1)	Beneficial ownership includes all options which are exercisable within 60 days of March 31, 2005. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.

(2)	Applicable percentage of ownership is based on 42,066,643 shares of common stock outstanding on March 31, 2005, unless noted as otherwise.
(3)	The number of shares reported is based upon information disclosed by Delaware Management Business Trust and Delaware Management Holdings on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2005, which reported ownership as of December 31, 2004. The number includes 3,661,536 shares reported as being beneficially owned by Delaware Management Business Trust and 3,661,536 shares reported as being beneficially owned by Delaware Management Holdings.
(4)	The number of shares reported is based upon information disclosed by T. Rowe Price Associates, Inc. on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, which reported ownership as of December 31, 2004. These shares are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such shares; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares.
(5)	The number of shares reported is based upon information disclosed by Amaranth LLC, Amaranth Global Equities Master Fund Limited, Amaranth Advisors, L.L.C. and Nicholas M. Maounis on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005, which reported ownership as of December 31, 2004. The number includes 2,775,000 shares reported as being beneficially owned by each of Amaranth LLC, Amaranth Global Equities Master Fund Limited, Amaranth Advisors, L.L.C. and Nicholas M. Maounis. Amaranth Advisors L.L.C. is the trading advisor for each of Amaranth LLC and Amaranth Global Equities Master Fund Limited and has been granted investment discretion over portfolio investments, including the common stock held by each of them. Mr. Maounis is the managing member of Amaranth Advisors L.L.C. and may, by virtue of his position as managing member, be deemed to have power to direct the vote and disposition of the common stock held for each of Amaranth LLC and Amaranth Global Equities Master Fund Limited. All of the foregoing entities have shared investment and voting power with regard to all shares listed.
(6)	The number of shares reported is based upon information disclosed by A. Alex Porter, Paul Orlin, Geoffrey Hulme and Jonathan W. Friedland on a joint Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, which reported ownership as of December 31, 2004. The Schedule 13G/A reported 2,743,067 shares as being beneficially owned by A. Alex Porter and Paul Orlin, and 2,693,608 shares as being beneficially owned by Geoffrey Hulme and Jonathan W. Friedland. All of the foregoing individuals have shared investment and voting power with regard to the number of shares reported as beneficially owned by such person.
(7)	The number of shares reported is based upon information disclosed by Brookside Capital Partners Fund, L.P. on a Schedule 13G filed with the Securities and Exchange Commission on April 1, 2005. Brookside Capital Investors, L.P., is the sole general partner of Brookside Capital Partners Fund, L.P. Brookside Capital Management, LLC is the sole general partner of Brookside Capital Investors, L.P. Mr. Roy Edgar Brakeman, III is the sole managing member of Brookside Capital Management, LLC. Brookside Capital Partners Fund, L.P. acts by and through its general partner, Brookside Capital Investors, L.P. Brookside Capital Investors, L.P. acts by and through its general partner, Brookside Capital Management, LLC. Mr. Roy Edgar Brakeman, III is the managing member of Brookside Capital Management, LLC and thus is the controlling person of Brookside Capital Management, LLC.
(8)

The number of shares reported is based upon information disclosed by CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P., CLSP/SBS II, L.P., Cooper Hill Partners, L.P., Cooper Hill Partners, LLC, Casdin Capital, L.L.C. and Jeffrey Casdin on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, which reported ownership as of December 31, 2004. The number includes 531,600 shares beneficially owned by CLSP, L.P., 767,800 shares beneficially owned by CLSP II, L.P., 223,600 shares beneficially owned by CLSP/SBS I, L.P., 65,300 shares beneficially owned by CLSP/SBS II, L.P., 531,700 shares beneficially owned by Cooper Hill Partners, L.P., 1,588,300 shares beneficially owned by Cooper Hill Partners, LLC, 2,120,000 shares beneficially owned by Casdin Capital L.L.C. and 2,120,000 shares beneficially owned by Jeffrey Casdin. CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P., and CLSP/SBS II, L.P. are each private investment partnerships, the sole general partner of which is Cooper Hill Partners, LLC. As the sole general partner of CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P., and CLSP/SBS II, L.P., Cooper Hill Partners, LLC has the power to vote and dispose of the shares owned by each of CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P., and CLSP/SBS II, L.P. and, accordingly, may be deemed the “beneficial owner” of such shares. The managing member of Cooper Hill Partners, LLC is Casdin Capital, L.L.C. of which Jeffrey Casdin is the sole member. As a result, Mr. Casdin may be deemed “beneficial owner” of the shares held by the foregoing entities. All of the foregoing entities have shared investment and voting power with regard to all shares listed.

(9)	Includes 41,331 shares of common stock underlying stock options granted to Mr. Frey which will have vested within 60 days after March 31, 2005. Does not include 14,669 shares of common stock underlying stock options granted to Mr. Frey which will not have vested within 60 days after March 31, 2005.
(10)	Includes 300 shares of common stock held by Dr. Kellerman’s spouse, of which he disclaims beneficial ownership, and 133,940 shares of common stock underlying stock options granted to Dr. Kellerman which will have vested within 60 days after March 31, 2005. Does not include 35,216 shares of common stock underlying stock options granted to Dr. Kellerman which will not have vested within 60 days after March 31, 2005.
(11)	Includes 12,332 shares of common stock underlying stock options granted to Dr. Kent which will have vested within 60 days after March 31, 2005. Does not include 11,168 shares of common stock underlying stock options granted to Dr. Kent which will not have vested within 60 days after March 31, 2005.
(12)	Includes 400 shares of common stock and 40,831 shares of common stock underlying stock options granted to Mr. Lee which will have vested within 60 days after March 31, 2005. Does not include 1,836 shares of common stock underlying stock options granted to Mr. Lee which will not have vested within 60 days after March 31, 2005.
(13)	Includes 107,855 shares of common stock and 152,545 shares of common stock underlying stock options granted to Mr. Mossinghoff which will have vested within 60 days after March 31, 2005. Does not include 79,919 shares of common stock underlying stock options granted to Mr. Mossinghoff which will not have vested within 60 days after March 31, 2005.
(14)	Includes 34,165 shares of common stock underlying stock options granted to Mr. Ringo which will have vested within 60 days after March 31, 2005. Does not include 11,168 shares of common stock underlying stock options granted to Mr. Ringo which will not have vested within 60 days after March 31, 2005.
(15)	Includes 150 shares of common stock and 49,014 shares of common stock underlying stock options granted to Mr. Schachle which will have vested within 60 days after March 31, 2005. Does not include 57,986 shares of common stock underlying stock options granted to Mr. Schachle which will not have vested within 60 days after March 31, 2005.
(16)	Includes 222,212 shares of common stock, 800 shares of common stock held by Dr. Shaffer’s children and 310,854 shares of common stock underlying stock options granted to Dr. Shaffer which will have vested within 60 days after March 31, 2005. Does not include 157,716 shares of common stock underlying stock options granted to Dr. Shaffer which will not have vested within 60 days after March 31, 2005.
(17)	Includes 28,125 shares of common stock and 153,694 shares of common stock underlying stock options granted to Dr. Yerxa which will have vested within 60 days after March 31, 2005. Does not include 40,477 shares of common stock underlying stock options granted to Dr. Yerxa which will not have vested within 60 days after March 31, 2005.
(18)	Includes an aggregate of 1,103,083 shares of common stock underlying stock options granted to all of the directors and executive officers as a group which will have vested within 60 days after March 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, directors, executive officers and any person holding more than 10% of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms furnished to us during, or with respect to, the fiscal year ended December 31, 2004, all required reports have been timely filed.

LITIGATION

On February 15, 2005, a purported class action complaint was filed in the United States District Court for the Middle District of North Carolina by Mirco Investors, LLC on behalf of itself and all other similarly situated investors against us and certain of our senior officers. The complaint alleges violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Securities and Exchange Commission Rule 10b-5, and focuses on statements that are claimed to be false and misleading regarding a Phase 3 clinical trial of our dry eye product candidate, diquafosol. The plaintiffs seek unspecified damages on behalf of a purported class of purchasers of our securities during the period from June 2, 2004 through February 8, 2005. Four additional proposed stockholder class actions have been filed in the same court, making substantially the same allegations against the same parties as defendants and seeking certifications of the same class of purchasers. It is possible that additional complaints may be filed in the future. We expect that these individual lawsuits will be consolidated into a single civil action. We intend to defend the litigation vigorously. As with any legal proceeding, we cannot predict with certainty the eventual outcome of these pending lawsuits. Furthermore, we will have to incur expenses in connection with these lawsuits, which may be substantial. In the event of an adverse outcome, our business, future results of operations, financial position and/or cash flows could be materially affected. Moreover, responding to and defending the pending litigation will result in a diversion of management’s attention and resources and an increase in professional fees.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

We will bear the cost of preparing and mailing the enclosed material. We may use the services of our officers and employees (who will receive no additional compensation) to solicit proxies. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse banks and brokers for their out-of-pocket expenses. We have retained our transfer agent, Computershare Trust Company, Inc., to aid in the solicitation, at an estimated cost of approximately $3,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Upon request, we will furnish, without charge, by first class mail a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and schedules thereto, to each of our stockholders of record on April 11, 2005. Such requests are to be made to Jenny Kobin, Senior Director of Investor Relations, at our offices located at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466 or by telephone at (919) 941-9777. We will mail such materials within one business day of our receipt of the request. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors,

Barry G. Pea

Executive Vice President, Corporate Development,

General Counsel and Secretary

Durham, North Carolina

April 22, 2005

APPENDIX

INSPIRE PHARMACEUTICALS, INC.

2005 EQUITY COMPENSATION PLAN

The purpose of the Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Inspire Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1.	Administration

(a)	Committee. The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

(b)	Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. Any delegation of any or all of the aforementioned authority with respect to the Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan, as amended (the “1995 Plan”), shall be effective with respect to this Plan. Notwithstanding anything in this Plan to the contrary, but subject to adjustments as described in Section 3(b) below, in no event may the Board, the Committee or its or their delegate (A) amend or modify an Option (as defined below) in a manner that would reduce the Exercise Price (as defined below) of such Option; (B) substitute an Option for another Option with a lower Exercise Price; (C) cancel an Option and issue a new Option with a lower Exercise Price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; or (D) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price) for the purpose of granting a replacement Grant (as defined below) of a different type within six (6) months following the date of cancellation of the cancelled Option.

(c)	Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d)

Other Equity Awards. The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the 1995 Plan. Unless otherwise provided by the Company and agreed to by the recipient of an award under the 1995 Plan, all awards granted pursuant to the 1995 Plan shall continue to be governed by the terms of the 1995 Plan.

2.	Grants

(a)	Awards under the Plan may consist of grants of incentive stock options as described in Section 5 below (“Incentive Stock Options”), nonqualified stock options as described in Section 5 below (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 below (“Stock Awards”) and stock appreciation rights described in Section 7 below (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s (as defined below) acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

3.	Shares Subject to the Plan

(a)	Shares Authorized. Subject to adjustment as described below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any forms of Grants under the Plan is three million (3,000,000) shares, (ii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under Incentive Stock Options is three million (3,000,000), and (iii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under awards other than Options and SARs is two hundred and fifty thousand (250,000) shares. For purposes of this Section 3(a), SARs to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be three hundred thousand (300,000) shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)	Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

4.	Eligibility for Participation

(a)	Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)	Selection of Grantees. The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Non-Employee Directors, and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5.	Granting of Options

The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

(a)	Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

(b)	Type of Option and Price.

(i)	Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

(ii)	The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii)	So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

(c)	Option Term. The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d)	Exercisability of Options.

(i)	Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Company may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)	The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, and (C) any other restrictions determined by the Company.

(e)	Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change in Control (as defined below) or other circumstances permitted by applicable regulations).

(f)	Termination of Employment, Disability, or Death.

(i)	Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, termination for Misconduct (as defined below), or as set forth in Section 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii)	In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which the Grantee ceases to be employed by, or provide service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii)

In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iv)	If the Grantee dies while employed by, or providing service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)	Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, policy, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

(vi)	For purposes of this Section 5(f) and Section 6 below:

(A)	The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B)	“Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

(C)	“Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(D)	“Misconduct” means (i) willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) or (ii) the willful engaging by the Grantee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company.

(g)	Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8 below).

(h)	Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

6.	Stock Awards

The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards.

(a)	General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)	Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)	Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Stock Award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)	Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a) below. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)	Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

(f)	Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g)	Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i)

Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the

Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one (1) or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one (1) or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii)	Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) ninety (90) days after the beginning of the Performance Period or (B) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii)	Maximum Payment. If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than one hundred thousand (100,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

(iv)	Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(v)	Death, Disability or Other Circumstances. The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(h)	Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Company Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

7.	Stock Appreciation Rights

The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

(a)

General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)	Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)	Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)	Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)	Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 7(a) above. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two (2), so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

(f)	Number of SARs Authorized for Issuance. For purposes of Section 3(a) of the Plan, SARs to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR.

8.	Withholding of Taxes

(a)	Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)	Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

9.	Transferability of Grants

(a)	Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)	Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one (1) or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.	Change in Control of the Company

(a)	“Change in Control” means the determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(b)	Any Person (as defined below) (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

(c)	The stockholders of the Company approve:

(i)	A plan of complete liquidation of the Company;

(ii)	An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii)	A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(d)

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Non-Employee Directors).

(e)	For purposes of this Section 10:

(i)	The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (E) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l(b) of the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.

11.	Consequences of a Change in Control

(a)	Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

(b)	Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), each Grantee shall have the right to elect within thirty (30) days of receiving the notice described in paragraph (a) immediately above one (1) of the following methods of treating his or her outstanding Options, SARs, and Stock Awards: (i) all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to comparable stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation); or (ii) each Grantee may surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

12.	Requirements for Issuance or Transfer of Shares

(a)	Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b)

Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13.	Amendment and Termination of the Plan

(a)	Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b)	Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the stockholders.

(c)	Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b) below. The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)	Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15.	Rights of Participants

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

16.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.	Effective Date of the Plan

The Plan shall be effective on June 10, 2005.

19.	Miscellaneous

(a)	Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

(b)	Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section 19(b).

(c)	Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d)	Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Inspire Pharmaceuticals, Inc.

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Inspire Pharmaceuticals, Inc. Annual Meeting Proxy Card

Revocable Proxy for 2005 Annual Meeting
This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Christy L. Shaffer, Ph.D. and Barry G. Pea or either of them, each with power of substitution, his or her full and lawful agents and proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Stockholders (including all adjournments thereof) of Inspire Pharmaceuticals, Inc. to be held at 9:00 a.m., local time, on Friday, June 10, 2005, at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-3547.

STOCKHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

A Proposals

1. Election of Directors

	For	Withhold
01 - Kip A. Frey	☐	☐
02 - Kenneth B. Lee, Jr.	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the proposals listed above and more fully described in the Notice of Annual Meeting of Stockholders and proxy statement for the meeting (receipt of which is hereby acknowledged). Unless otherwise specified, the vote represented by this proxy will be cast FOR proposals 1, 2 and 3.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN HERE exactly as your name appears on this proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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